 As filed with the Securities and Exchange Commission on August 17, 2000

                                                      Registration No. 333-37612
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                   POST EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             --------------------

                                ZANY BRAINY, INC.
               (Exact name of company as specified in its charter)

           Pennsylvania                              23-2663337
 (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
  Incorporation or Organization)


       2520 Renaissance Boulevard
      King of Prussia, Pennsylvania                    19406
(Address of principal executive offices)             (Zip Code)


                 Noodle Kidoodle, Inc. 1994 Stock Incentive Plan
                            (Full title of the plans)

                                Keith C. Spurgeon
                             Chief Executive Officer
                                Zany Brainy, Inc.
                           2520 Renaissance Boulevard
                       King of Prussia, Pennsylvania 19406
                     (Name and address of agent for service)

                                 (610) 278-7800
          (Telephone number, including area code, of agent for service)

                             --------------------

                         Copy of all communications to:
                               Stephen M. Goodman
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

================================================================================
This Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement relates to 1,037,715 of Common Stock, par value $.01 per share (the "Common Stock"), of Zany Brainy, Inc. (the "Registrant"). Such shares are issuable to the holders of outstanding options to purchase shares of Common Stock, par value $.001 per share, of Noodle Kidoodle, Inc. ("Noodle"), which options were assumed by the Registrant upon the effective time of the merger of a wholly-owned subsidiary of the Registrant with and into Noodle on July 26, 2000.

                                EXPLANATORY NOTE

     Pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of April 21, 2000 (the "Merger Agreement"), among the Registrant, Noodle and Night Owl Acquisition, Inc., a wholly-owned subsidiary of the Registrant, among other things, (i) Night Owl Acquisition, Inc. merged with and into Noodle, with Noodle continuing as the surviving corporation, (ii) each share of common stock, par value $.001 per share of Noodle, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) was converted into the right to receive 1.233 shares of Common Stock and (iii) at the Effective Time, shares of Common Stock, rather than shares of Noodle Common Stock, became issuable pursuant to the Noodle Kidoodle, Inc. 1994 Stock Incentive Plan.

     The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-37612), filed with the Securities and Exchange Commission on May 23, 2000, as amended on June 21, 2000, by filing this Post-Effective Amendment No.1 on Form S-8 (the "Post-Effective Amendment") relating to 1,037,715 shares of Common Stock issuable upon the exercise of options to purchase common stock pursuant to the provisions of the Noodle Kidoodle, Inc. 1994 Stock Incentive Plan. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Post-Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Noodle Kidoodle, Inc. 1994 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Zany Brainy, Inc. (the "Registrant") are incorporated by reference in this Post-Effective Amendment No.1 on Form S-8 (the "Registration Statement") to Form S-4 Registration Statement and made a part hereof:

        1. The Registrant's Annual Report on Form 10-K for the year ended January 29, 2000 (the "Form 10-K");

        2. The Registrant's Quarterly Report on Form 10-Q for the period ended April 29, 2000;

        3. The Registrant's Form 8-K filed with the Commission on August 9, 2000; and

        4. The description of the Registrant's Common Stock, par value $.01 per share, set forth in the Registrant's registration statement on Form 8-A filed with the Commission on May 24, 1999 to register such securities under the Securities Exchange Act of 1934 (the "Exchange Act").

        All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants
------------------------------

        The consolidated financial statements of the Registrant as of January 30, 1999 and January 29, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 29, 2000, incorporated by reference in this Registration Statement from the Form 10-K, together with all amendments thereto, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in auditing and accounting.

Item 4. Description of Securities.
        -------------------------

        Not Applicable

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not Applicable

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 1741 of the Pennsylvania Business Corporation Law, as amended (the "BCL"), provides the Registrant with the power to indemnify any officer or director acting in his or her capacity as a representative of the Registrant who was, is or is threatened to be made a party to any action or proceeding for expenses, judgments, penalties, fines and amounts paid in settlement in connection with such action or proceeding so long as he or she acted in good faith and in a manner he or she believed to be in the best interests of the corporation, and, with respect to a criminal proceeding, he or she had no reason to believe that his or her conduct was unlawful. The indemnity provisions apply whether the action was instituted by a third party or arose by or in the right of the Registrant. Generally, the only limitation on the Registrant's ability to indemnify its officers and directors is if the act violates a criminal statute or if the act or failure to act is finally determined by a court to have constituted willful misconduct or recklessness.

        The Registrant's Amended and Restated Bylaws (the "Bylaws") provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any director or officer whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Registrant by reason of the fact that such director or officer is or was serving as a director, officer or employee of the Registrant or, at the Registrant's request, as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness. The Registrant's Bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification.

        The Registrant's Bylaws authorize the Registrant to take steps to ensure that all persons entitled to the indemnification are properly indemnified, including, if the Board of Directors of the Registrant so determines, purchasing and maintaining insurance.


Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not Applicable

Item 8. Exhibits.
        --------

           Exhibit Numbers                              Exhibit
           ------------------------------------------------------------------
                5             Opinion of Morgan, Lewis & Bockius LLP*
               23.1           Consent of Arthur Andersen LLP
               23.2           Consent of Morgan, Lewis & Bockius LLP (included
                              as part of Exhibit 5)*
               24             Power of Attorney*
               99             Noodle Kidoodle, Inc. 1994 Stock Incentive Plan

           -----------------------
           *Previously filed

Item 9. Undertakings.
        ------------

        (a)  The undersigned hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii)
             of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania on August 16, 2000.

                                     ZANY BRAINY, INC.


                                     By: /s/ Robert A. Helpert
                                         ---------------------------------------
                                         Name:  Robert A. Helpert
                                         Title: Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

Name                                      Title                                 Date
----                                      -----                                 ----
      *                                   Chairman of the Board and Chief       August 16, 2000
---------------------------------         Executive Officer
Keith C. Spurgeon


/s/ Robert A. Helpert                     Chief Financial Officer (principal    August 16, 2000
---------------------------------         financial and accounting officer)
Robert A. Helpert


      *                                   Director                              August 16, 2000
---------------------------------
C. Donald Dorsey


      *                                   Director                              August 16, 2000
---------------------------------
Robert A. Fox


      *                                   Director                              August 16, 2000
---------------------------------
Stanley Greenman


      *                                   Director                              August 16, 2000
---------------------------------
Henry Nasella


      *                                   Director                              August 16, 2000
---------------------------------
Mary A. Tocio


      *                                   Director                              August 16, 2000
---------------------------------
David V. Wachs


      *                                   Director                              August 16, 2000
---------------------------------
Yves Sisteron


*By:  /s/ Robert A. Helpert                                                     August 16, 2000
    ---------------------------------
   Attorney-in-fact

                                INDEX TO EXHIBITS


 Exhibit Numbers                              Exhibit
--------------------------------------------------------------------------------
       5              Opinion of Morgan, Lewis & Bockius LLP*
      23.1            Consent of Arthur Andersen LLP
      23.2            Consent of Morgan, Lewis & Bockius LLP (included
                      as part of Exhibit 5)*
      24              Power of Attorney*
      99              Noodle Kidoodle, Inc. 1994 Stock Incentive Plan
------------------------
      *Previously filed